Callaway Golf Company Announces Significantly Improved Third Quarter And Year-to-Date Financial Results And Increases Annual Financial Guidance

- Net sales of the Company's current business, on a constant currency basis, grew 38% for the third quarter and 13% for the first nine months.  On a GAAP basis, net sales grew 21% for the third quarter and grew less than 1% for the first nine months.

- 2013 third quarter loss per share of ($0.32), compared to a loss per share of ($1.33) in 2012; 2013 first nine months diluted earnings per share of $0.36, compared to a diluted loss per share of ($0.91) in 2012.

- 2013 third quarter non-GAAP diluted loss per share of ($0.18), compared to a non-GAAP diluted loss per share of ($0.50) in 2012; 2013 first nine months non-GAAP diluted earnings per share of $0.33 compared to a non-GAAP diluted loss per share of ($0.27) in 2012.

- Full Year 2013 Revised Guidance:  Net sales are estimated to be $836 million with non-GAAP pretax income of $2 million to $7 million and non-GAAP diluted earnings/loss per share is estimated to range from ($0.03) - $0.01, compared to previous guidance of net sales of $810-$820 million and a non-GAAP pretax loss of $9 million to breakeven and a non-GAAP loss per share of ($0.12) - ($0.04).

CARLSBAD, Calif., Oct. 24, 2013 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its third quarter and year-to-date 2013 financial results. The Company's results include sales growth as well as significant improvements in gross margins, operating expenses, and earnings for the third quarter and year to date, both on a GAAP and non-GAAP basis. These financial results reflect the continued success of the Company's turnaround plan, including continued improvement in the development of more exciting and performance-oriented products, brand momentum, operating efficiencies, and cost management.

The Company was able to grow sales despite adverse changes in foreign currency rates and the sale in 2012 of the Top-Flite and Ben Hogan Brands and the transition to a licensing arrangement for apparel and footwear in North America. The sale of these brands and licensing arrangements negatively impacted 2013 sales by approximately $53 million for the first nine months, and by approximately $9 million for the third quarter, compared to the same periods in 2012. In addition, changes in foreign currency rates negatively affected 2013 net sales by approximately $32 million for the first nine months, and by approximately $14 million for the third quarter, as compared to the same periods in 2012. On a constant currency basis, the Company's current business, which excludes the sold or licensed brands and businesses, achieved 13% sales growth for the first nine months of 2013, and 38% sales growth for the third quarter of 2013, compared to the same periods in 2012.

In addition to sales growth, the Company's 2013 financial results also benefitted from increased operating efficiencies, and the continued success of the Company's cost reduction initiatives, including a decrease in charges related to these initiatives in 2013. As a result, the Company reported significant improvements in earnings with non-GAAP diluted earnings/loss per share improving by $0.32 and $0.60, respectively, for the third quarter and first nine months of 2013 as compared to the same periods in 2012, and with GAAP earnings per share increasing even more.

GAAP RESULTS.

For the third quarter of 2013, the Company reported the following GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$178	-	$148	-	$30
Gross Profit	$59	33%	$4	3%	$55
Operating Expenses	$76	43%	$87	59%	$11
Operating Loss	($17)	(10%)	($83)	(56%)	$66
Net Loss	($21)	(12%)	($87)	(59%)	$66
Diluted loss per share	($0.32)	-	($1.33)	-	$1.01

For the first nine months of 2013, the Company reported the following GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$716	-	$714	-	$2
Gross Profit	$286	40%	$239	33%	$47
Operating Expenses	$251	35%	$284	40%	$33
Operating Income/Loss	$35	5%	($45)	(6%)	$80
Net Income/Loss	$31	4%	($52)	(7%)	$83
Diluted earnings/loss per share	$0.36	-	($0.91)	-	$1.27

NON-GAAP FINANCIAL RESULTS.

In addition to the Company's results prepared in accordance with GAAP, the Company has also provided additional information concerning its results on a non-GAAP basis. The manner in which the non-GAAP information is derived is discussed in more detail toward the end of this release and the Company has provided in the tables to this release a reconciliation of this non-GAAP information to the most directly comparable GAAP information.

For the third quarter of 2013, the Company reported the following non-GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$178	-	$148	-	$30
Gross Profit	$60	34%	$31	21%	$29
Operating Expenses	$75	42%	$79	53%	$4
Operating Loss	($15)	(9%)	($48)	(32%)	$33
Net Loss	($11)	(6%)	($31)	(21%)	$20
Diluted loss per share	($0.18)	-	($0.50)	-	$0.32

For the first nine months of 2013, the Company reported the following non-GAAP results:

Dollars in millions except per share amounts	2013	% of Sales	2012	% of Sales	Improvement / (Decline)
Net Sales	$716	-	$714	-	$2
Gross Profit	$293	41%	$267	37%	$26
Operating Expenses	$248	35%	$279	39%	$31
Operating Income/Loss	$45	6%	($12)	(2%)	$57
Net Income/Loss	$28	4%	($10)	(1%)	$38
Diluted earnings/loss per share	$0.33	-	($0.27)	-	$0.60

"We are pleased with our results for the third quarter and first nine months of the year," commented Chip Brewer, President and Chief Executive Officer. "Market conditions during the third quarter were better than we had anticipated as we entered the quarter, due in part to improvements in weather and rounds played in both Europe and the Americas. These market conditions, along with continued gains in market share in our major markets and the realization of the benefits from the many actions we have taken over the past year to improve our operations and reduce our costs, have resulted in an increase in sales and operating income. On a constant currency, continuing business basis for the third quarter and first nine months of 2013, sales increased 38% and 13%, respectively. Likewise, non-GAAP operating income for the third quarter and first nine months of the year increased approximately $33 million and $57 million, respectively, compared to the same periods in 2012. Moreover, our inventory levels, both internally and at retail, are in good shape, positioning us well for the balance of this year and the start of the 2014 golf season."

"While we are pleased with our first nine months results, which provide evidence that our turnaround is working, we are fully aware that we have more work to do to return to acceptable levels of performance," continued Mr. Brewer. "As I mentioned when I started with Callaway, successful turnarounds take time and we did not expect to complete everything in only one year. With that said, our turnaround is proceeding at or above our original expectations, particularly given the headwinds we experienced this year from unfavorable changes in foreign currency rates, adverse weather conditions, a very late start to the 2013 golf season, and higher than normal promotional activity in both North America and Europe. I remain optimistic about the opportunities that lie ahead for Callaway and look forward to reporting to you on our continued progress."

Business Outlook

Due to better than expected third quarter performance, the Company is increasing its 2013 full year financial guidance as follows:

  Net sales for the full year 2013 are currently estimated to be approximately $836 million, compared to previous guidance of $810-$820 million.  Net sales for full year 2012 were $834 million, which included sales of $60 million related to the brands and products that in 2012 were sold or transitioned to a third party model.  Excluding sales from the sold or transitioned businesses, the Company estimates that net sales from its current business on a constant currency basis will increase by approximately 13% compared to 2012.
  For the full year 2013, the Company estimates non-GAAP pre-tax income of $2 million - $7 million, which based upon an assumed tax rate of 38.5% equates to an estimated non-GAAP net income within a range of $2 million to $4 million and non-GAAP diluted earnings/loss per share of ($0.03) to $0.01, including the impact of dividends paid on the Company's outstanding convertible preferred stock. The Company's prior guidance was for a non-GAAP pre-tax loss of $9 million to breakeven, which equated to a non-GAAP net loss of $6 million to breakeven, and a non-GAAP diluted loss per share range of ($0.12) to ($0.04). For the full year 2012, the Company's non-GAAP loss was $43 million with a non-GAAP diluted loss per share of ($0.77).*

*Note: The non-GAAP estimates of earnings/loss exclude for 2013 carryover charges related to the Company's 2012 cost-reduction initiatives and exclude for 2012 gains and charges related to the sale of the Top-Flite/Ben Hogan brands and the 2012 cost-reduction initiatives. The non-GAAP estimates for both 2013 and 2012 are based upon an assumed tax rate of 38.5% for comparative purposes because the GAAP tax rates are not directly correlated to the Company's pre-tax results due to the effect of the Company's deferred tax valuation allowance.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results, business and outlook. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, October 31, 2013. The replay may be accessed through the Internet at www.callawaygolf.com or by telephone by calling 1-855-859-2056 toll free for calls originating within the United States or 404-537-3406 for International calls. The replay pass code is 75865696.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's net sales or projected net sales on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period net sales as compared to the applicable comparable prior period. This impact is derived by taking the current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable prior period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Excluded Items. The Company presented certain of the Company's financial results excluding (i) the gain recognized in connection with the sale of the Top-Flite and Ben Hogan brands, (ii) charges related to the 2012 cost-reduction initiatives, or (iii) sales related to the Top-Flite and Ben Hogan brands or the products that were transitioned in 2012 to a third party model, including North American apparel and footwear.

Adjusted EBITDA. The Company provided information about its results, excluding interest, taxes, depreciation and amortization expenses, and impairment charges ("Adjusted EBITDA").

Assumed Tax Rate. As a result of the Company's previously reported deferred tax valuation allowance that was first established in 2011, the Company's GAAP tax rate is not directly correlated to the Company's pre-tax results. For comparative purposes, the Company has provided certain of the Company's income/loss and earnings/loss per share information and Adjusted EBITDA information based upon an assumed tax rate of 38.5%. The difference between the Company's actual tax rate and this assumed tax rate for historical periods is reflected on the attached schedules under "Non-Cash Tax Adjustment."

The non-GAAP information presented should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in this press release and the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated 2013 sales, sales growth, pre-tax and net earnings/loss and income/loss per share for 2013, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns including delays, difficulties, or increased costs in implementing the 2012 cost-reduction initiatives; consumer acceptance of and demand for the Company's products; the level of promotional activity in the marketplace; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2012 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com or shop.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
(760) 931-1771

(Logo: http://photos.prnewswire.com/prnh/20091203/CGLOGO)

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$ 37,399	$ 52,003
Accounts receivable, net	157,371	91,072
Inventories	190,870	211,734
Other current assets	24,465	29,791
Assets held for sale	-	2,396
Total current assets	410,105	386,996

Property, plant and equipment, net	73,957	89,093
Intangible assets, net	117,982	118,223
Other assets	48,865	43,324
Total assets	$ 650,909	$ 637,636

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 123,672	$ 129,021
Accrued employee compensation and benefits	26,759	20,649
Accrued warranty expense	6,766	7,539
Other current liabilities	5,810	4,357
Total current liabilities	163,007	161,566

Long-term liabilities	153,148	154,362
Shareholders' equity	334,754	321,708
Total liabilities and shareholders' equity	$ 650,909	$ 637,636

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	September 30,
	2013	2012

Net sales	$ 178,229	$ 147,906
Cost of sales	118,820	144,106
Gross profit	59,409	3,800
Operating expenses:
Selling	49,871	60,273
General and administrative	18,870	18,238
Research and development	7,689	7,978
Total operating expenses	76,430	86,489
Loss from operations	(17,021)	(82,689)
Other expense, net	(3,095)	(3,359)
Loss before income taxes	(20,116)	(86,048)
Income tax provision	1,037	750
Net loss	(21,153)	(86,798)
Dividends on convertible preferred stock	1,766	2,414
Net loss allocable to common shareholders	$ (22,919)	$ (89,212)

Loss per common share:
Basic	($0.32)	($1.33)
Diluted	($0.32)	($1.33)
Weighted-average common shares outstanding:
Basic	72,649	67,162
Diluted	72,649	67,162

	Nine Months Ended
	September 30,
	2013	2012

Net sales	$ 715,631	$ 714,127
Cost of sales	430,134	475,303
Gross profit	285,497	238,824
Operating expenses:
Selling	179,851	212,822
General and administrative	48,626	48,918
Research and development	22,435	22,381
Total operating expenses	250,912	284,121
Income (loss) from operations	34,585	(45,297)
Other income (expense), net	934	(4,246)
Income (loss) before income taxes	35,519	(49,543)
Income tax provision	4,941	2,654
Net income (loss)	30,578	(52,197)
Dividends on convertible preferred stock	3,332	7,664
Net income (loss) allocable to common shareholders	$ 27,246	$ (59,861)

Earnings (loss) per common share:
Basic	$0.38	($0.91)
Diluted	$0.36	($0.91)
Weighted-average common shares outstanding:
Basic	71,613	65,740
Diluted	86,870	65,740

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$ 30,578	$ (52,197)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	19,693	26,576
Impairment charges	-	17,056
Deferred taxes, net	303	(1,397)
Non-cash share-based compensation	2,592	2,482
Loss (gain) on disposal of long-lived assets	2,428	(1,521)
Gain on sale of intangible assets	-	(6,602)
Discount amortization on convertible notes	523	27
Changes in assets and liabilities	(48,559)	(13,675)
Net cash provided by (used in) operating activities	7,558	(29,251)

Cash flows from investing activities:
Capital expenditures	(8,920)	(16,001)
Proceeds from sale of property, plant and equipment	4,025	324
Net proceeds from sale of intangible assets	-	26,861
Investment in golf related ventures	(7,189)	-
Net cash (used in) provided by investing activities	(12,084)	(15,677)

Cash flows from financing activities:
Dividends paid	(4,882)	(9,526)
Equity issuance cost	(274)	-
Proceeds from issuance of convertible notes	-	46,819
Debt issuance cost	-	(3,534)
Other financing activities	-	40
Net cash (used in) provided by financing activities	(5,156)	43,325

Effect of exchange rate changes on cash	(4,922)	384
Net (decrease) increase in cash and cash equivalents	(14,604)	16,116
Cash and cash equivalents at beginning of period	52,003	43,023
Cash and cash equivalents at end of period	$ 37,399	$ 59,139

Callaway Golf Company
Consolidated Net Sales, Operating Segment Information and Non-GAAP Reconciliation
(In thousands)
(Unaudited)

	Net Sales by Product Category					Net Sales by Product Category
	Quarter Ended					Nine Months Ended
	September 30,		Growth/(Decline)			September 30,		Growth/(Decline)
	2013	2012	Dollars	Percent		2013	2012	Dollars	Percent
Net sales:
Woods	$ 56,525	$ 31,147	$ 25,378	81%		$ 227,972	$ 180,425	$ 47,547	26%
Irons	39,472	31,029	8,443	27%		152,492	147,170	5,322	4%
Putters	20,388	15,734	4,654	30%		75,818	78,699	(2,881)	-4%
Golf balls	25,619	26,620	(1,001)	-4%		112,032	119,004	(6,972)	-6%
Accessories and other	36,225	43,376	(7,151)	-16%		147,317	188,829	(41,512)	-22%
	$ 178,229	$ 147,906	$ 30,323	21%		$ 715,631	$ 714,127	$ 1,504	0%

	Net Sales by Region							Net Sales by Region
						Constant Currency								Constant Currency
						Excluding Businesses								Excluding Businesses
	Quarter Ended				Constant Currency	Sold or Transitioned		Nine Months Ended					Constant Currency	Sold or Transitioned
	September 30,		Growth/(Decline)		Growth vs. 2012(1)	Growth vs. 2012 (1) (2)		September 30,		Growth/(Decline)			Growth vs. 2012(1)	Growth vs. 2012 (1) (2)
	2013	2012	Dollars	Percent	Percent	Percent		2013	2012	Dollars	Percent		Percent	Percent
Net sales:
United States	$ 66,998	$ 57,140	$ 9,858	17%	17%	33%		$ 351,143	$ 349,183	$ 1,960	1%		1%	13%
Europe	26,493	19,189	7,304	38%	41%	52%		104,942	105,332	(390)	0%		2%	7%
Japan	48,575	41,635	6,940	17%	47%	47%		129,421	120,868	8,553	7%		31%	31%
Rest of Asia	23,747	16,149	7,598	47%	44%	45%		66,709	60,758	5,951	10%		8%	7%
Other foreign countries	12,416	13,793	(1,377)	-10%	-3%	3%		63,416	77,986	(14,570)	-19%		-16%	-4%
	$ 178,229	$ 147,906	$ 30,323	21%	30%	38%		$ 715,631	$ 714,127	$ 1,504	0%		5%	13%

(1) Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S.
(2) Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S. and excludes sales related to businesses sold or transitioned to a third party model.

	Operating Segment Information					Operating Segment Information
	Quarter Ended					Nine Months Ended
	September 30,		Growth/(Decline)			September 30,		Growth/(Decline)
	2013	2012	Dollars	Percent		2013	2012	Dollars	Percent
Net sales:
Golf clubs	$ 152,610	$ 121,286	$ 31,324	26%		$ 603,599	$ 595,123	$ 8,476	1%
Golf balls	25,619	26,620	(1,001)	-4%		112,032	119,004	(6,972)	-6%
	$ 178,229	$ 147,906	$ 30,323	21%		$ 715,631	$ 714,127	$ 1,504	0%

Income (loss) before income taxes:
Golf clubs(1)	$ (4,409)	$ (57,840)	$ 53,431	92%		$ 60,411	$ (7,247)	$ 67,658	934%			`
Golf balls (1)	(3,421)	(13,789)	10,368	75%		3,473	(8,047)	11,520	143%
Reconciling items (2)	(12,286)	(14,419)	2,133	15%		(28,365)	(34,249)	5,884	17%
	$ (20,116)	$ (86,048)	$ 65,932	77%		$ 35,519	$ (49,543)	$ 85,062	172%

(1) In connection with the Cost Reduction Initiatives, the Company's golf clubs and golf balls segments recognized pre-tax charges of $1.0 million and $0.5 million, respectively, during the three months ended September 30, 2013, and $23.6 million and $9.3 million, respectively, during the three months ended September 30, 2012. The Company's golf clubs and golf balls segments recognized pre-tax charges of $4.3 million and $4.7 million, respectively, during the nine months ended September 30, 2013, in connection with these initiatives, and $25.3 million and $9.7 million, respectively, during the nine months ended September 30, 2012.

(2) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information - Non-GAAP Information and Reconciliation
(In thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation to GAAP Reported Results:
	Quarter Ended September 30,					Quarter Ended September 30,
	2013					2012

	Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported
Net sales	$ 178,229	$ -	$ -	$ 178,229		$ 147,906	$ -	$ -	$ 147,906
Gross profit	60,414	(1,005)	-	59,409		31,102	(27,302)	-	3,800
% of sales	34%	-1%	n/a	33%		21%	-18%	n/a	3%
Operating expenses	75,577	853	-	76,430		78,707	7,782	-	86,489
Loss from operations	(15,163)	(1,858)	-	(17,021)		(47,605)	(35,084)	-	(82,689)
Other expense, net	(3,095)	-	-	(3,095)		(3,359)	-	-	(3,359)
Loss before income taxes	(18,258)	(1,858)	-	(20,116)		(50,964)	(35,084)	-	(86,048)
Income tax provision (benefit)	(7,030)	(716)	8,783	1,037		(19,621)	(13,508)	33,879	750
Net loss allocable to common shareholders	(11,228)	(1,142)	(8,783)	(21,153)		(31,343)	(21,576)	(33,879)	(86,798)
Dividends on convertible preferred stock	1,766	-	-	1,766		2,414	-	-	2,414
Net loss allocable to common shareholders	$ (12,994)	$ (1,142)	$ (8,783)	$ (22,919)		$ (33,757)	$ (21,576)	$ (33,879)	$ (89,212)

Diluted loss per share:	$ (0.18)	$ (0.02)	$ (0.12)	$ (0.32)		$ (0.50)	$ (0.32)	$ (0.51)	$ (1.33)
Weighted-average shares outstanding:	72,649	72,649	72,649	72,649		67,162	67,162	67,162	67,162

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2) Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3) Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, workforce reductions and costs related to transitioning to a third party model for the U.S. apparel, footwear and uPro GPS businesses.

	Nine Months Ended September 30,					Nine Months Ended September 30,
	2013					2012
	Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment (2)	Total as Reported		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Gain on Sale of Top-Flite & Ben Hogan(1)	Non-Cash Tax Adjustment (2)	Total as Reported
Net sales	$ 715,631	$ -	$ -	$ 715,631		$ 714,127	$ -	$ -	$ -	$ 714,127
Gross profit	292,871	(7,374)	-	285,497		267,087	(28,263)	-	-	238,824
% of sales	41%	-1%	n/a	40%		37%	-4%	n/a	n/a	33%
Operating expenses	247,921	2,991	-	250,912		279,231	11,492	(6,602)	-	284,121
Income (expense) from operations	44,950	(10,365)	-	34,585		(12,144)	(39,755)	6,602	-	(45,297)
Other income (expense), net	934	-	-	934		(4,246)	-	-	-	(4,246)
Income (loss) before income taxes	45,884	(10,365)	-	35,519		(16,390)	(39,755)	6,602	-	(49,543)
Income tax provision (benefit)	17,665	(3,991)	(8,733)	4,941		(6,310)	(15,306)	2,542	21,728	2,654
Net income (loss)	28,219	(6,374)	8,733	30,578		(10,080)	(24,449)	4,060	(21,728)	(52,197)
Dividends on convertible preferred stock	3,332	-	-	3,332		7,664	-	-	-	7,664
Net income (loss) allocable to common shareholders	$ 24,887	$ (6,374)	$ 8,733	$ 27,246		$ (17,744)	$ (24,449)	$ 4,060	$ (21,728)	$ (59,861)

Diluted earnings (loss) per share:	$ 0.33	$ (0.07)	$ 0.10	$ 0.36		$ (0.27)	$ (0.37)	$ 0.06	$ (0.33)	$ (0.91)
Weighted-average shares outstanding:	86,870	86,870	86,870	86,870		65,740	65,740	65,740	65,740	65,740

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2) Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3) Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, workforce reductions and costs related to transitioning to a third party model for the U.S. apparel, footwear and uPro GPS businesses.

	2013 Trailing Twelve Month Adjusted EBITDA					2012 Trailing Twelve Month Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended					Quarter Ended
	December 31,	March 31,	June 30,	September 30,		December 31,	March 31,	June 30,	September 30,
	2012	2013	2013	2013	Total	2011	2012	2012	2012	Total
Net income (loss)	$ (72,006)	$ 41,660	$ 10,071	$ (21,153)	$ (41,428)	$ (62,985)	$ 31,802	$ 2,799	$ (86,798)	$ (115,182)
Interest expense, net	1,919	2,157	2,470	1,975	8,521	324	817	884	1,343	3,368
Income tax provision (benefit)	3,008	2,469	1,435	1,037	7,949	12,442	(292)	2,196	750	15,096
Depreciation and amortization expense	7,835	6,956	6,472	6,265	27,528	10,198	8,745	9,489	8,342	36,774
Impairment charges	4,877	-	-	-	4,877	1,120	-	-	17,056	18,176
Adjusted EBITDA	$ (54,367)	$ 53,242	$ 20,448	$ (11,876)	$ 7,447	$ (38,901)	$ 41,072	$ 15,368	$ (59,307)	$ (41,768)

Callaway Golf Company
Constant Currency Net Sales Excluding Businesses Sold or Transitioned
(In thousands)
(Unaudited)

	Constant Currency Net Sales Excluding Businesses Sold or Transitioned (F)
	Quarter Ended			Nine Months Ended
	September 30,			September 30,			Full Year
	2013	2012	Percent	2013	2012	Percent	2013 (F)	2012	Percent

Net sales:	$ 178,229	$ 147,906	21%	$ 715,631	$ 714,127	0%	$ 836,000	$ 834,065	0%
Businesses sold/transitioned	(271)	(9,004)		(2,873)	(56,306)		(2,900)	(60,246)
Sales, net of businesses sold/transitioned	177,958	138,902	28%	712,758	657,821	8%	833,100	773,819	8%
Currency impact (1) (2)	13,724	-		31,514	-		40,300	-
Sales, net of businesses sold/transitioned and currency impact
	$ 191,682	$ 138,902	38%	$ 744,272	$ 657,821	13%	$ 873,400	$ 773,819	13%

(1) Calculated by applying 2012 exchange rates to 2013 reported sales in regions outside the U.S.
(2) Full year currency impact is calculated by applying the difference between 2012 exchange rates and estimated full year 2013 exchange rates to estimated full year sales in regions outside the U.S.
(F) Amounts include reported results for the first nine months of 2013 combined with forecasted results for the remainder of the full year.